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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 14, 2000
                                                          -------------


                          NEXTLINK Communications, Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                         000-22939                   54-1983517
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(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


                 1505 Farm Credit Drive, McLean, Virginia 22102
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               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (703) 547-2000
                                                           --------------


                              NM Acquisition Corp.
                     --------------------------------------
          (Former name or former address, if changed since last report)



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Item 2. Acquisition or Disposition of Assets

     On June 16, 2000 (the "Effective Date"), NEXTLINK Communications, Inc., a Delaware corporation ("Old NEXTLINK"), merged (the "NEXTLINK Merger") with and into NM Acquisition Corp. a Delaware corporation (the "Registrant"), which was the surviving corporation in the NEXTLINK Merger. In connection with the NEXTLINK Merger, the Registrant changed its name to "NEXTLINK Communications, Inc." On the Effective Date, immediately following the consummation of the NEXTLINK Merger, Concentric Network Corporation, a Delaware corporation ("Concentric"), merged (the "Concentric Merger" and together with the NEXTLINK Merger, the "Merger") with and into the Registrant, which was also the surviving corporation in the Concentric Merger. Concentric provides tailored, Internet-protocol based network services for small to medium sized companies. The Merger was approved by the written consent of Eagle River Investments, L.L.C., a Washington limited liability company ("Eagle River"), the majority stockholder of Old NEXTLINK, on May 10, 2000, and by the Concentric stockholders at a special meeting held on June 15, 2000.

     In the Merger, and after giving effect to the payment as of the close of business on June 15, 2000 of a 100% stock dividend on Old NEXTLINK's class A common stock, par value $0.02 per share ("Old NEXTLINK Common Stock"), each issued and outstanding share of Concentric common stock, par value $0.01 per share, was automatically converted into 1.2868 shares (the "Exchange Ratio") of the Registrant's class A common stock, par value $0.02 per share ("Registrant Common Stock"). An aggregate of approximately 68,000,000 shares of Registrant Common Stock are to be issued to holders of Concentric Common Stock as a result of the Merger. The Exchange Ratio was determined by reference to the volume-weighted average price of Old NEXTLINK Common Stock on the Nasdaq National Market, as reported by Bloomberg, L.P., for the 20 trading day period ending on June 13, 2000. Each issued and outstanding share of Old NEXTLINK Common Stock and of Old NEXTLINK's class B common stock, par value $0.02 per share ("Old NEXTLINK Class B Common Stock"), was converted in the Merger into one share of Registrant Common Stock and one share of the Registrant's class B common stock, par value $0.02 per share, respectively.

     Outstanding options to purchase shares of Concentric common stock were automatically converted in the Merger into options to purchase shares of Registrant Common Stock based upon the Exchange Ratio (with a corresponding adjustment to the option exercise price) and outstanding options to purchase Old NEXTLINK Common Stock were automatically converted into options to purchase the same number of shares of Registrant Common Stock. Each employee stock plan and any other benefit plan to which each of Concentric and Old NEXTLINK was a party at the effective time of the Merger was assumed by the Registrant and, to the extent such plans provided for the issuance or purchase of Concentric Common Stock or Old NEXTLINK Common Stock, they now provide for the issuance or purchase of shares of Registrant Common Stock. The Concentric 1997 Employee Stock Purchase Plan was terminated by Concentric prior to the consummation of the Merger in accordance with the Merger Agreement (as defined below).

     In addition, in the Merger each issued and outstanding share of preferred stock of Concentric and Old NEXTLINK, respectively, was converted into a share of a corresponding



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     series of the Registrant's preferred stock, which series have substantially identical terms as the corresponding series of Concentric and Old NEXTLINK preferred stock, with certain changes as set forth in the Merger Agreement. Certain covenants contained in the certificate of designations relating to Concentric's 13 1/2% series B redeemable exchangeable preferred stock due 2010 were conformed to corresponding covenants in Old NEXTLINK's 10 1/2% senior notes due 2009. The changes to Concentric's series B preferred stock were made with the requisite consent (obtained prior to the consummation of the Merger) of the holders of the outstanding shares of the Concentric series B preferred stock, and the Registrant paid consent fees totaling approximately $3,766,000 to such holders upon the consummation of the Merger.

     Additionally, the Registrant, as of the time the Merger became effective, has assumed the payment obligations and all other covenants required to be performed or observed by each of Concentric and Old NEXTLINK with respect to debt securities of Concentric and Old NEXTLINK outstanding at the time the Merger became effective, respectively. Certain covenants contained in the indenture relating to Concentric's 12 3/4% senior notes due 2007 were conformed to corresponding covenants in Old NEXTLINK's 10 1/2% senior notes due 2009. The changes to Concentric's 12 3/4% senior notes were made with the requisite consent (obtained prior to the consummation of the Merger) of the holders of the Concentric 12 3/4% senior notes, and the Registrant paid consent fees totaling of approximately $2,995,000 to such holders upon the consummation of the Merger.

     Holders of Concentric Common Stock will receive a letter of transmittal from the Registrant's exchange agent whereby they may exchange their Concentric Common Stock certificates for certificates representing the number of shares of Registrant Common Stock to which they are entitled by operation of the Merger. It is not necessary for holders of Old NEXTLINK Common Stock or Old NEXTLINK Class B Common Stock to exchange their existing Old NEXTLINK stock certificates for new stock certificates of the Registrant. Shares of the Registrant's Common Stock will continue to trade on the Nasdaq National Market under the symbol "NXLK," which is the symbol under which the Old NEXTLINK Common Stock traded prior to the Merger.

     Immediately prior to the time the Merger became effective, Craig O. McCaw contributed 100% of his interests in LHP, L.L.C. ("LHP"), a Washington limited liability company, to the Registrant, in exchange for 3,426,791 shares of Registrant Common Stock (the "LHP Share Exchange"). LHP's owns 100% of INTERNEXT, L.L.C., a Delaware limited liability company, whose sole asset is an interest in a national telecommunications network currently under construction. Following the consummation of the LHP Share Exchange, the Registrant owns 100% of the LHP equity interests. The Registrant granted Mr. McCaw certain registration rights with respect to the Registrant Common Stock issued to Mr. McCaw in the LHP Share Exchange. Mr. McCaw is a member of the board of directors of the Registrant and controls Eagle River, the majority stockholder of the Registrant

     The foregoing description of the Merger and the LHP Share Exchange is not intended to be complete and is qualified in its entirety by the complete texts of (i) the Amended and Restated Agreement and Plan of Merger, dated as of May 10, 2000, by and among Concentric, Old NEXTLINK, Eagle River, Craig O. McCaw and the Registrant, (ii) the Registrant's Amended and Restated Articles of Incorporation, (iii) the Registrant's Restated Bylaws and (iv) the Registration Rights



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Agreement, dated as of June 16, 2000, between the Registrant and Craig O. McCaw, all of which are included as exhibits hereto and each of which is incorporated herein by reference. On June 19, 2000, Concentric and Old NEXTLINK issued a joint press release announcing the completion of the Merger. A copy of that press release is filed as an exhibit to this report.

     The Registrant Common Stock is deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934 pursuant to Rule 12g-3(a) thereunder. For purposes of Rule 12g-3(a), the Registrant is the successor issuer to Old NEXTLINK.

Item 5. Other Events.

     On June 14, 2000, Old NEXTLINK entered into an agreement with affiliates of Forstmann Little & Co. under which Forstmann Little agreed to invest an additional $400 million to be used by the Registrant to fund its business plan, to expand its networks and services, including its domestic and international networks, and to introduce new technologies.

     Forstmann Little will invest approximately $400 million in the Registrant in the form of preferred stock which will be convertible into Registrant Common Stock at a conversion price of $31.625 per share. The preferred stock will also provide for quarterly dividends in the amounts equivalent to 3.75% per annum on the $400 million investment. Under the agreement, Forstmann Little may convert the preferred stock into, and transfer, the common stock after January 20, 2001, and the Registrant may redeem the preferred stock after five years. Forstmann Little will also have the option of requiring the Registrant to redeem the preferred stock for a 180 day period commencing on the tenth anniversary of its issuance. The transaction will increase Forstmann Little's aggregate cash investment in the Registrant to $1.25 billion (including the $850 million of convertible preferred stock purchased in January 2000). The transaction is subject to certain conditions and is expected to close in July 2000.

     The stock purchase agreement (including the certificates of designation for the convertible preferred stock), filed herewith as Exhibit 99.5, is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits:

     The financial statements required by Item 7 of Form 8-K will, pursuant to
Item 7(a)(4) of Form 8-K, be filed by an amendment to this Form 8-K not later than August 21, 2000.

     The following exhibits are filed as part of this report:

     2.1 Amended and Restated Agreement and Plan of Merger, dated as of May 10, 2000, by and among Concentric Network Corporation, NEXTLINK Communications, Inc., Eagle River Investments, L.L.C., Craig O. McCaw and NM Acquisition Corp. (incorporated by reference from Appendix A to the Proxy Statement/Information Statement/Prospectus, dated May 12, 2000 (the "Proxy Statement"), filed as part of Amendment No. 1 to the Registration Statement on Form S-4 of NM Acquisition Corp. (File No. 333-34974) (the "Registration Statement")).

     99.1 Joint press release of NEXTLINK Communications, Inc. and Concentric Nework Corporation, dated June 19, 2000.

     99.2 Form of Amended and Restated Articles of Incorporation of NM Acquisition Corp. (incorporated by reference from Appendix E to the Proxy Statement, filed as part of the Registration Statement).



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     99.3 Form of Restated Bylaws of NM Acquisition Corp. (incorporated by reference from Appendix F to the Proxy Statement, filed as part of the Registration Statement).

     99.4 Registration Rights Agreement, dated as of June 16, 2000, between NM Acquisition Corp. and Craig O. McCaw.

     99.5 Stock Purchase Agreement dated as of June 14, 2000 among NEXTLINK Communications, Inc., Forstmann Little & Co. Equity Partnership VI, L.P., Forstmann Little and Co. Subordinated Debt and Equity Management Buyout Partnership VII, L.P. and FL Fund L.P.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEXTLINK COMMUNICATIONS, INC.


                                        By: /s/ Gary D. Begeman
                                            ------------------------------
                                            Gary D. Begeman
                                            Senior Vice President, General
                                            Counsel and Secretary

Dated: June 22, 2000



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                                  Exhibit Index
                                  -------------

Exhibit No.         Description
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    2.1             Amended and Restated Agreement and Plan of Merger, dated as of May 10, 2000, by and among Concentric Network
                    Corporation, NEXTLINK Communications, Inc., Eagle River
                    Investments, L.L.C., Craig O. McCaw and NM Acquisition Corp.
                    (incorporated by reference from Appendix A to the Proxy
                    Statement/Information Statement/Prospectus, dated May 12,
                    2000 (the "Proxy Statement"), filed as part of Amendment No.
                    1 to the Registration Statement on Form S-4 of NM
                    Acquisition Corp. (File No. 333-34974) (the "Registration
                    Statement")).

   99.1 Joint press release of NEXTLINK Communications, Inc. and Concentric Nework Corporation, dated June 19, 2000.

   99.2 Form of Amended and Restated Articles of Incorporation of NM Acquisition Corp. (incorporated by reference from Appendix E to the Proxy Statement, filed as part of the Registration Statement).

   99.3             Form of Restated Bylaws of NM Acquisition Corp.
                    (incorporated by reference from Appendix F to the Proxy Statement, filed as part of the Registration Statement).

   99.4 Registration Rights Agreement, dated as of June 16, 2000, between NM Acquisition Corp. and Craig O. McCaw.

   99.5 Stock Purchase Agreement dated as of June 14, 2000 among NEXTLINK Communications, Inc., Forstmann Little & Co. Equity Partnership VI, L.P., Forstmann Little and Co. Subordinated Debt and Equity Management Buyout Partnership VII, L.P. and FL Fund L.P.